Exhibit 99.1

           PHOTOMEDEX ANNOUNCES 2004 FOURTH QUARTER, YEAR-END RESULTS

     Revenues Increase 24% for the Year and 33% Over 2003 Fourth Quarter;
      Gross Profit Up 93% for the Year and 183% Over 2003 Fourth Quarter

    MONTGOMERYVILLE, Pa., March 3 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) today announced the results of its operations for the fourth quarter and year ended December 31, 2004.

    Revenues for the fourth quarter ended December 31, 2004 were $4,941,421, an increase of 33 percent over the same period last year. Revenues for the fourth quarter 2003 were $3,703,135. Domestic XTRAC(R) procedures increased 140 percent in the 2004 fourth quarter to $1,040,545 compared to the $434,108 reported for the same period in 2003.

    The net loss for the quarter ended December 31, 2004 was $1,258,144, or $0.03 per fully diluted share, representing an improvement of 42 percent over the loss of $2,169,477, or $0.06 per fully diluted share, for the fourth quarter ended December 31, 2003.

    Revenues for the year ended December 31, 2004 were $17,745,181 representing a 24 percent increase over the same period last year. Revenues for the year ended December 31, 2003 were $14,318,793. The revenue includes $3,256,164 from domestic XTRAC procedures, an increase of 146 percent from the $1,325,024 reported for 2003. In addition, revenues include $7,826,519 from surgical procedures, an increase of 31 percent from the $5,953,462 reported for 2003.

    The net loss for the year ended December 31, 2004 was $4,984,196, or $0.13 per fully diluted share, representing an improvement of 33 percent over the loss of $7,442,849, or $0.21 per fully diluted share, for the year ended December 31, 2003.

    As of December 31, 2004, the Company had cash and cash equivalents of $3,997,017, including restricted cash of $112,200.

    Jeffrey O'Donnell, PhotoMedex CEO and President, commented, "2004 was a very successful transition year for PhotoMedex. The private insurer landscape changed significantly with the adoption by many large insurers of a policy considering XTRAC treatments medically necessary. We believe approximately 65 percent of covered lives now have the opportunity to have their XTRAC treatments reimbursed for psoriasis. We are optimistic that we will be above 80 percent in the near future, following the successful conclusion of policy reviews currently underway at several important insurance companies. In addition to the progress made with the XTRAC, we also saw meaningful growth in our surgical procedure business requiring limited capital investment."

    The following were among the more notable recent achievements:

    Reimbursement:

    * WellPoint Blue Cross and Blue Shield Plans, the nation's 2nd largest health plan with 15 million medical members adopts XTRAC reimbursement;
    * Aetna, with 13.6 million medical members, adopts XTRAC reimbursement; * Anthem Blue Cross and Blue Shield, the fourth largest health plan with
        12.6 million members, adopts XTRAC reimbursement;
    * The Regence Group, with 3 million medical members, adopts XTRAC reimbursement; and
    * Additional Blue Cross Blue Shield Plans in certain states adopt XTRAC reimbursement.

    Financial:

    *   Domestic XTRAC procedures increased 63 percent in 2004 over 2003; and
    *   Surgical Services yielded 31 percent growth from 2003.

    New Product Development:

    * FDA market clearance for XTRAC Ultra(TM), a smaller-size excimer laser, was received;
    * FDA market clearance for manufacture and distribution of a CO2 surgical laser was received; and
    * FDA market clearance for the manufacture and distribution of a diode laser for use in multiple surgical specialties was received.

    Business Development:

    *   Acquired dermatology technology from Stern Laser srl of Italy;
    *   Entered into a definitive agreement to acquire ProCyte Corporation; and

    * Entered into a product development agreement with AzurTec for the design of a cancer detection device to be marketed to MOHS surgeons in dermatology.

    Additional notable activities and Company recognition during and following the third quarter included:

     * Awarded first place in the prestigious Technology Fast 50 Program for the Delaware Valley Awards, a ranking of the 50 fastest growing technology companies in the local area by Deloitte & Touche LLP;
     * Awarded a ranking of number 22 on the 2004 Deloitte Technology Fast 500, a ranking of the 500 fastest growing technology companies in North America.

    PhotoMedex will hold a conference call to discuss the Company's fourth quarter 2004 results today, Thursday, March 3, 2005 at 4:30 p.m. Eastern Time.

    To participate in the conference call, dial 800.238.9007 (and confirmation code #9086764) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Thursday, March 3, from 7:30 p.m. ET until midnight on Wednesday, March 16, by dialing 888.203.1112 and using confirmation code #9086764.

    The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

    About PhotoMedex

    PhotoMedex provides contract medical procedures to hospitals, surgi- centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services.

    Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved.

    For further information please contact: investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com.

                        -- Financial Statements follow --

                                PHOTOMEDEX, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                    Three Months Ended                   Year Ended
                                        December 31,                    December 31,
                               -----------------------------   -----------------------------
                                   2004            2003            2004            2003
                               -------------   -------------   -------------   -------------
Revenues                       $   4,941,421   $   3,703,135   $  17,745,181   $  14,318,793

Cost of Sales                      2,736,418       2,923,524      10,363,269      10,487,608
  Gross profit                     2,205,003         779,611       7,381,912       3,831,185

  Operating expenses:
  Selling, general and
   administrative                  2,914,991       2,466,413      10,426,256       9,451,224
  Research and
   development and
   engineering                       476,039         481,083       1,801,438       1,776,480
                                   3,391,030       2,947,496      12,227,694      11,227,704
  Loss from operations
   before interest
   expense, net                   (1,186,027)     (2,167,885)     (4,845,782)     (7,396,519)

Interest expense, net                 72,117           1,592         138,414          46,330

Net loss                       $ (1,258,144)   $  (2,169,477)  $  (4,984,196)  $  (7,442,849)

Basic and diluted
 net loss per share            $       (0.03)  $       (0.06)  $       (0.13)  $       (0.21)

Shares used in
 computing basic and
 diluted net loss per
 share                            40,059,503      37,735,242      38,835,356      35,134,378

                                PHOTOMEDEX, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                             December 31, 2004   December 31, 2003*
                                             -----------------   ------------------
   Assets
Cash and cash equivalents                    $       3,997,017   $        6,633,468
Accounts receivable, net                             4,117,399            3,483,030
Inventories                                          4,585,631            4,522,462
Other current assets                                   401,989              334,002
Property and equipment, net                          4,996,688            4,005,205
Other assets                                         4,863,202            3,774,564
   Total Assets                              $      22,961,926   $       22,752,731

   Liabilities and Stockholders' Equity
Accounts payable and accrued
 liabilities                                 $       4,959,678   $        3,445,559
Other current liabilities                            1,079,701            1,501,034
Bank and Lease Notes Payable                         2,342,264            1,828,063
Stockholders' equity                                14,580,283           15,978,075
   Total Liabilities and
    Stockholders' Equity                     $      22,961,926   $       22,752,731

*derived from audited financial statements

SOURCE  PhotoMedex, Inc.
    -0-                             03/03/2005
    /CONTACT: investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/
    /Web site:  http://www.streetevents.com /
    /Web site:  http://www.photomedex.com /